Exhibit 5.1

Nixon Peabody LLP 55 West 46th Street New York, NY 10036-4120 212-940-3000

December 16, 2021

Minim, Inc.
848 Elm Street
Manchester, New Hampshire 03101

Ladies and Gentlemen:

We have acted as counsel to Minim, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to a total of [x] shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) issuable to Bill Wallace pursuant to the Minim, Inc. Inducement Award Agreement for Restricted Stock Units (the “Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Agreement; (ii) the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended; and (iv) the Amended and Restated Bylaws of the Company, as amended. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below.

As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

Minim, Inc. December 16, 2021 Page 2

In rendering the following opinion, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof. We also have assumed that the Registration Statement will remain effective pursuant to the Securities Act at the time of issuance of the Shares under the Agreement, and the Company will have received the required consideration for the issuance of the Shares having a value at least equal to the par value thereof at or prior to the issuance thereof under the Agreement.

Based upon and subject to the foregoing and the other qualifications and limitations contained herein, we are of the opinion that, upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement and the Agreement, the Shares will be validly issued, fully paid and non-assessable.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction or state blue sky securities law matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or the opinion set forth herein.

Very truly yours,